     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                              THE MEDICINES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

            DELAWARE                                2834                        04-3324394
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                              ONE CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 225-9099

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          -----------------------------

                                 CLIVE MEANWELL
                             CHIEF EXECUTIVE OFFICER
                              THE MEDICINES COMPANY
                              ONE CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 225-9099
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          -----------------------------

                                   COPIES TO:
          STEVEN D. SINGER, ESQ.               GERALD S. TANNENBAUM, ESQ.
          STUART M. FALBER, ESQ.                 MICHAEL E. WEISS, ESQ.
             HALE AND DORR LLP                  CAHILL GORDON & REINDEL
              60 STATE STREET                       80 PINE STREET
        BOSTON, MASSACHUSETTS 02109           NEW YORK, NEW YORK 10005-1702
              (617) 526-6000                        (212) 701-3000

                          -----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-37404

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
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
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE         OFFERING PRICE           AGGREGATE              AMOUNT OF
           TO BE REGISTERED               REGISTERED (1)        PER SHARE (2)         OFFERING PRICE (2)     REGISTRATION FEE

Common Stock, $.0.001 par value
per share..........................      1,150,000 shares           $16.00             $18,400,000               $4,858

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(1)    Includes 150,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

================================================================================

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.0.001 per share, of The Medicines Company, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-37404) are incorporated in this registration statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 7th day of August, 2000.

                                      THE MEDICINES COMPANY


                                      By: /s/ Peyton J. Marshall
                                          -----------------------------
                                          Peyton J. Marshall
                                          Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title
         ---------                                 -----

*                                 Chief Executive Officer and President
----------------------------      (Principal Executive Officer)
Clive A. Meanwell

/s/ Peyton J. Marshall            Chief Executive Officer and President
----------------------------      (Principal Executive Officer)
Peyton J. Marshall

*
----------------------------      Director
Dennis B. Gillings

*
----------------------------      Director
Anders D. Hove

*
----------------------------      Director
M. Fazle Husain

*
----------------------------      Director
T. Scott Johnson

*
----------------------------      Director
Armin M. Kessler

*
----------------------------      Director
James E. Thomas

*
----------------------------      Director
Robert Yedid

*
----------------------------      Director
Leonard Bell


*By: /s/ Peyton J. Marshall
     -----------------------
     Peyton J. Marshall
     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.                Description
----------                 -----------
5          -- Opinion of Hale and Dorr LLP
23.1       -- Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2       -- Consent of Ernst & Young LLP
24*        -- Powers of Attorney
--------------
* Filed as Exhibit 24 to the Registrant's Registration Statement on Form S-1 (File No. 333-37404) filed with the Commission on May 19, 2000.